SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 31, 2000


                     QWEST COMMUNICATIONS INTERNATIONAL INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
                               -------------------
                 (State or other jurisdiction of incorporation)



                  000-22609                             84-1339282
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           (Commission File Number)          (IRS Employer Identification No.)



1801 California Street                   Denver, Colorado              80202
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(Address of principal executive offices)                            (Zip Code)



        Registrant's telephone number, including area code: 303-992-1400
                                                            ------------

                                 Not Applicable
                ------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS

On October 31, 2000, Qwest Communications International Inc. ("Qwest") hosted a meeting with investors, financial analysts, other market professionals and reporters during which it discussed, among other things, its business, operations and expected financial results for future periods. As previously announced, the webcast of the call (live and replay) is accessible on Qwest's website.

At the meeting, among other things, Qwest announced its current views on the following:

o Qwest was comfortable with the consensus of analysts' estimates for the period 1998 through 2002 (1998 and 1999 numbers are historical, and not estimates), which estimated the CAGR (compounded average growth rate) for pro forma normalized revenue to be approximately 15.8% and EBITDA (earnings before interest, taxes, depreciation and amortization) to be approximately 16.6%. As previously announced, the pro forma normalized numbers reflect the acquisition of U S WEST, Inc. ("U S WEST") as if it had occurred at the beginning of the periods indicated, and give effect to the divestiture of the in-region interLATA revenue (approximately $155 million for the six months ended June 30, 2000), the elimination of any construction services revenue of Qwest in prior periods, and the elimination of one-time and merger related charges.

o Qwest expected that it would meet or exceed its previously announced targets of 15% to 17% CAGR for pro forma normalized revenue and almost 20% for EBITDA over the period 2000 through 2005. Meeting those targets would take revenue from $19 billion in 2000 to $38 billion to $42 billion in 2005, and EBITDA from $7.4 billion in 2000 to $18 billion to $19 billion in 2005.

o Qwest expected $2.3 billion to $2.7 billion of incremental revenue in 2001 (over 2000), and it expected the various products to represent approximate percentages as described below:

      Products                     Percentage Range
      --------                     ----------------
      IP/Data                      50% - 55%
      Wireless                     20% - 25%
      Hosting and Applications     10% - 15%
      Broadband Access             3% - 5%
      Voice                        5% - 8%
      Directory/Other              3% - 5%

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o  Qwest expected that it was likely to over-perform against its previously announced synergy targets (for its acquisition of U S WEST). The synergy targets were announced on July 19, 1999. Qwest did not indicate the amount by which it expected to over-perform, and will not necessarily over-perform equally in each category of synergies.

o Qwest expected that its annual capital expenditures for 2002 and beyond would be in the $9.5 billion to $10 billion range. Qwest made this statement in response to a question from the audience, and said that this estimate was very preliminary and was based, among other things, on the current levels of expenditures for the construction of CyberCenters(SM), the expansion of its CLEC/DLEC business outside its 14-state local service territory and its investment in its local and global network.

o Generally, Qwest seeks a threshold IRR (internal rate of return) of approximately 35% in approving specific projects or initiatives. However, Qwest may approve projects or initiatives that have a target IRR that is less than the threshold IRR. Qwest cautions that, even if it believes when a project or initiative is approved that the project or initiative is likely to achieve or exceed a target IRR, the timing and amount of the actual returns, if any, that Qwest may realize from the project or initiative may be significantly different from the timing and amount of returns implied by the target IRR, and that the differences may be material and adverse.

o In response to several questions regarding possible asset sales, Qwest said that following the acquisition of U S WEST, it had evaluated all of its combined assets. With respect to a possible sale of its Dex unit, Qwest said that any sale of Dex would be complicated by the regulatory and tax implications of the sale. With respect to the possible sale of rural access lines, Qwest said that given the correct set of circumstances, and depending on the buyer, timing, price, net proceeds to Qwest after considering taxes, governmental conditions and other items, and other aspects of any transaction, it would be willing to consider the sale of up to "a couple million" access lines in its 14-state service territory. Qwest has approximately 17.5 million access lines, of which it has entered into definitive agreements to sell approximately 570,000 lines. The pending sales are subject to regulatory approvals and other customary closing conditions. Qwest cannot provide any assurance that any asset sales, if consummated, will be made at an acceptable price or in a timely manner. Qwest cautions that the sales will likely be subject to the approval of certain federal and state regulatory authorities and that any approvals, if granted, could be subject to conditions that could adversely affect the benefits to Qwest of completing the sales and could be otherwise burdensome. The conditions could include, but are not necessarily limited to, requirements that Qwest apply a portion of the sales proceeds for additional investments in certain states or to reduce charges in such states. The amounts of such investments or rate reductions could be significant and uneconomic. In addition, with respect to any sale of certain of the access lines, depending upon the number of access lines and purchasers, the purchasers may become subject to additional regulatory requirements, including but not limited to those imposed upon incumbent local exchange carriers, which could limit the number of potential purchasers or the price any purchasers might be willing to pay.

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o  Qwest's priorities for 2001 and 2002 are: meet or beat financial targets;
   grow new product areas; improve service; re-enter long distance; expand globally; and operate with excellence.

By including any information in this Current Report on Form 8-K, Qwest does not necessarily acknowledge that the information is material.

FORWARD LOOKING STATEMENTS WARNING

This Current Report on Form 8-K contains projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including potential fluctuations in quarterly results, volatility of Qwest's stock price, intense competition in the communications services market, changes in demand for Qwest's products and services, dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels, rapid and significant changes in technology and markets, adverse changes in the regulatory or legislative environment affecting Qwest's business and delays in Qwest's ability to provide interLATA services within its 14-state local service territory, failure to maintain rights of way, and failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST timely or at all and difficulties in combining the operations of the Registrant and U S WEST. This Current Report on Form 8-K includes analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE: November 3, 2000         By:  /s/ YASH A. RANA
                                    --------------------
                                    Yash A. Rana
                                    Associate General Counsel and Assistant
                                    Secretary

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